Exhibit 11

               October 1, 2003

BOSTON         Board of Directors
               Eclipse Funds Inc.
BRUSSELS       51 Madison Avenue
               New York, New York 10010
FRANKFURT
               Re: Eclipse Funds Inc., on behalf of Eclipse Short Term Bond Fund
HARRISBURG
               Dear Ladies and Gentlemen:
HARTFORD
               We have acted as counsel to Eclipse Funds Inc., a Maryland
LONDON         Corporation (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures.
LUXEMBOURG     You have asked for our opinion regarding the issuance of shares of beneficial interest by the Company in connection with the
NEW YORK       acquisition by Eclipse Short Term Bond Fund, a series of the
               Company, of the assets of Eclipse Ultra Short Duration Fund, a
NEWPORT        series of Eclipse Funds, a Massachusetts business trust, which were registered on a Form N-14 Registration Statement (the
BEACH          "Registration Statement") filed by the Company on October 1, 2003 with the U.S. Securities and Exchange Commission.
PALO ALTO
               We have examined originals or certified copies, or copies
PARIS          otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other
PHILADELPHIA   instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of
PRINCETON      all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those
SAN FRANCISCO  documents.

WASHINGTON     On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Company registered under the Securities Act of 1933, as amended, in the Registration
               Statement, when issued in accordance with the terms described in the Registration Statement and the Agreement and Plan of Reorganization dated October 1, 2003 referenced therein, will be duly and validly issued and outstanding, fully paid and non-assessable by the Company.

               Very truly yours,

LAW OFFICES OF DECHERT LLP
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